Filed Pursuant to Rule 433

Registration No. 333-185619

Anheuser-Busch InBev Finance Inc.

Pricing Term Sheet

January 14, 2013

$1,000,000,000 0.800% Notes due 2016

Issuer:	Anheuser-Busch InBev Finance Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc.

Issuer Rating*	A3 (positive outlook) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	January 14, 2013

Settlement Date:	(T+3); January 17, 2013

Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and RBS Securities Inc.

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$1,000,000,000

Maturity:	January 15, 2016

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	January 15 and July 15

First Payment Date:	July 15, 2013

Coupon:	0.800%

Benchmark Treasury:	0.375% due January 15, 2016

Benchmark Yield:	0.372%

Spread to Benchmark:	+43 bps

Yield to Maturity:	0.802%

Price to Public:	99.994%

Make-Whole Call:	+5 bps

CUSIP:	035242 AD8

ISIN:	US035242AD82

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533 or RBS Securities Inc. at 1-866-884-2071.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Filed Pursuant to Rule 433

Registration No. 333-185619

Anheuser-Busch InBev Finance Inc.

Pricing Term Sheet

January 14, 2013

$1,000,000,000 1.250% Notes due 2018

Issuer:	Anheuser-Busch InBev Finance Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc.

Issuer Rating*	A3 (positive outlook) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	January 14, 2013

Settlement Date:	(T+3); January 17, 2013

Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and RBS Securities Inc.

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$1,000,000,000

Maturity:	January 17, 2018

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	January 17 and July 17

First Payment Date:	July 17, 2013

Coupon:	1.250%

Benchmark Treasury:	0.750% due December 31, 2017

Benchmark Yield:	0.769%

Spread to Benchmark:	+60 bps

Yield to Maturity:	1.369%

Price to Public:	99.427%

Make-Whole Call:	+10 bps

CUSIP:	035242 AC0

ISIN:	US035242AC00

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533 or RBS Securities Inc. at 1-866-884-2071.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Filed Pursuant to Rule 433

Registration No. 333-185619

Anheuser-Busch InBev Finance Inc.

Pricing Term Sheet

January 14, 2013

$1,250,000,000 2.625% Notes due 2023

Issuer:	Anheuser-Busch InBev Finance Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc.

Issuer Rating*	A3 (positive outlook) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	January 14, 2013

Settlement Date:	(T+3); January 17, 2013

Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and RBS Securities Inc.

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$1,250,000,000

Maturity:	January 17, 2023

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	January 17 and July 17

First Payment Date:	July 17, 2013

Coupon:	2.625%

Benchmark Treasury:	1.625% due November 15, 2022

Benchmark Yield:	1.850%

Spread to Benchmark:	+85 bps

Yield to Maturity:	2.700%

Price to Public:	99.347%

Make-Whole Call:	+15 bps

CUSIP:	035242 AA4

ISIN:	US035242AA44

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533 or RBS Securities Inc. at 1-866-884-2071.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Filed Pursuant to Rule 433

Registration No. 333-185619

Anheuser-Busch InBev Finance Inc.

Pricing Term Sheet

January 14, 2013

$750,000,000 4.000% Notes due 2043

Issuer:	Anheuser-Busch InBev Finance Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc.

Issuer Rating*	A3 (positive outlook) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	January 14, 2013

Settlement Date:	(T+3); January 17, 2013

Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and RBS Securities Inc.

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$750,000,000

Maturity:	January 17, 2043

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	January 17 and July 17

First Payment Date:	July 17, 2013

Coupon:	4.000%

Benchmark Treasury:	2.750% due August 15, 2042

Benchmark Yield:	3.028%

Spread to Benchmark:	+100 bps

Yield to Maturity:	4.028%

Price to Public:	99.515%

Make-Whole Call:	+15 bps

CUSIP:	035242 AB2

ISIN:	US035242AB27

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533 or RBS Securities Inc. at 1-866-884-2071.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.